HIV-VAC Restructures and Acquires "Richard y Lange," a Mexican
Corporation

TORONTO, Aug 25, 2010 (MARKETWIRE via COMTEX) -- HIV-VAC, Inc. (PINKSHEETS: HIVV) Kevin Murray, its President, announced today that HIV-VAC has entered into a definitive agreement to acquire 80% of the outstanding voting common stock of "Richard y Lange S.A. De C.V.," a Mexican corporation for the consideration of the issuance of 8,000,000 HIV-VAC common shares.

In conjunction with the acquisition, holders of all of the currently outstanding (10,000) Preferred Series "A" shares of HIV-VAC have agreed to return their super voting Preferred Series "A" stock to treasury. Mr. Murray stated, "We are very excited about this new acquisition in that by diversifying our business model, we can now see immediate and future growth for HIV-VAC."

Mr. Murray further stated that, over the past several years, HIV-VAC has spent over $7,000,000 for the development of the HIV- Vaccine. Additional funding will be necessary for the development of a commercial vaccine which may be difficult in this present investment climate. Management has decided that the best way to increase shareholders value would be to diversify into new additional growth opportunities. With the addition of the Richard y Lange operations, management believes HIV-VAC can achieve excellent growth in a very short time period. It is expected that this growth will allow HIV-VAC to continue its development and expansion to maximize shareholder value.

In conjunction with the acquisition, HIV-VAC operations will be separated into two distinct divisions. This will allow for the continued development of vaccines in one division while, at the same time, create an additional division that will allow for the expansion of the international business of the newly acquired Richard y Lange operations.

The Richard y Lange division will continue to operate under the names of "RiMart," which presently operates 14 tool retail stores throughout Baja California, "GR Construction," specializing in large industrial projects, "Block GRYLSA," which operates block manufacturing facilities, and "GRYLSA's," a raw materials division that mines commercial grade sand located near the border of the State of California and Baja California.

Management will operate each division separately while reporting directly to the President, CEO and the Board of Directors of HIV-VAC. Mr. Murray stated that HIV-VAC's name will be changed to Grupo International, Inc. to better reflect its new direction, diversification, and international business ventures. Mr. Ramon Richard Mora, current CEO of Richard y Lange, will assume the duties of president, CEO and director of Grupo International and a yet to be named additional director will be appointed in the coming weeks. Mrs. Sally del Principe has resigned as a director due to other commitments and Ramon Richard Mora will replace her as a Director.

For additional information please contact Investors Relations listed below:

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Safe Harbor:
The information contained in this press release, including any "forward-looking" statements within the meaning of section 27A of the securities Act of 1993 and Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's Annual Report on Form 10-KSB and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company. In particular, these risks and uncertainties include, without limitation: that third parties may be successful in challenging the patent issued; that granted claims may be held invalid or interpreted differently by a court of law; that other patents will issue that will block the Company from commercializing the technology covered by the patents; and that the benefits that Company believes can be derived from the patented technology will not be realized due to difficulties encountered in the long and expensive process of the development of new technologies and the cost and uncertainty in obtaining regulatory approval for products based on these technologies. In addition, there are many other risks and uncertainties inherent in the development of the Company's products, including the risk of not obtaining regulatory approval for a variety of reasons and the risk of adverse side effects in humans. Other risks relating to Company are detailed from time to time in documents filed by Company with the SEC.

CONTACT:
HIV-VAC, Inc.
Kevin W. Murray, CEO
Unit 1, 2700 Nottawa Conc 6
Collingwood, Ontario, Canada L9Y 5A8
Tel: (705) 446-7242

Investor Relations:
Email: Investorrelations@grupointl.com
(702) 952-3998


SOURCE: HIV-VAC, Inc.
mailto:Investorrelations@grupointl.com